                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         POST-EFFECTIVE AMENDMENT NO. 3


                            US GLOBAL NANOSPACE, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                                   13-3720542
--------------------------------         --------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification No.)
 incorporation or organization)

      2533 North Carson Street, Suite 5107
               Carson City, Nevada                           89706
---------------------------------------------   ------------------------------
    (Address of principal executive offices)               (Zip Code)


    US Global Aerospace, Inc. Amended and Restated 2002 Stock Plan
------------------------------------------------------------------------
                       (Full title of the plan)

                             John Robinson
                 2533 North Carson Street, Suite 5107
                       Carson City, Nevada 89706
------------------------------------------------------------------------
                (Name and address of agent for service)

                            (775) 841-3246
------------------------------------------------------------------------
     (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

            On July 26, 2002, US Global Nanospace, Inc. (formerly US Global Aerospace, Inc.), a Delaware corporation, filed a Registration Statement (333-97213) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 5,000,000 shares of its common stock which had been authorized and reserved for issuance under the US Global Aerospace, Inc. Amended and Restated 2002 Stock Plan (formerly known as the US Global Aerospace, Inc. 2002 Consultant Stock Plan). The Registration Statement was amended for the first time on April 14, 2003, to include the Amended and Restated 2002 Stock Plan as an exhibit. The Registration Statement was amended for the second time on July 16, 2003, to add a reoffer prospectus covering the sale of control securities held by certain affiliates. This post-effective amendment is also being filed for the purpose of adding a reoffer prospectus covering the sale of additional control securities held by certain affiliates. This reoffer prospectus has been prepared in accordance with the requirements of Form S-3 pursuant to General Instruction C to Form S-8.

                      CONTROL SECURITIES REOFFER PROSPECTUS

            The material which follows constitutes a prospectus prepared in accordance with the applicable requirements of Part I of Form S-3 and General Instruction C to Form S-8, to be used in connection with reoffers and resales of control securities acquired under the US Global Aerospace, Inc. Amended and Restated 2002 Stock Plan.

                                   PROSPECTUS

                            US GLOBAL NANOSPACE, INC.



                        1,072,437 SHARES OF COMMON STOCK

         This prospectus relates to the proposed resale from time to time of up to 1,072,437 shares of common stock by the selling shareholders whose names are set forth in this prospectus.

         We will not receive any of the proceeds from the sale of these securities by the selling shareholders. However, if options must be exercised in order to purchase shares of common stock registered under this registration statement, we will receive the option exercise price.

         Our common stock currently is listed on the OTC Bulletin Board under the symbol USGA.OB.

         The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         AN INVESTMENT IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING AT PAGE 2.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is July 29, 2003.

                                TABLE OF CONTENTS

The Company                                                             1
Risk Factors                                                            2
Use of Proceeds                                                         7
Selling Shareholders and Plan of Distribution                           7
Interests of Named Experts and Counsel                                  8
Where You Can Find More Information                                     8
Incorporation of Certain Documents by Reference                         9
Forward-Looking Statements                                              10
Disclosure of Commission Position on Indemnification
     For Securities Act Liabilities                                     10

                                   THE COMPANY

         US Global Nanospace, Inc. (formerly US Global Aerospace, Inc.), referred to in this prospectus as "USNA", "we", "us" or "our", is a nanotechnology company that specializes in identifying, developing, and commercializing advanced products the core technologies of which are primarily nanoscience derived. These products include complex polymer materials, polymer nanofiber materials, nanofiber filter materials, biological and chemical decontaminants, blast mitigation materials and nano and micro sound generating devices for breach barriers and non-lethal weapon applications. We are currently focusing our efforts on developing a broad range of defense and law enforcement applications for the materials we create, including products suitable for homeland security and force protection applications. Currently, most of our products are developed for use by the military and homeland security.

         Many of our products incorporate our lightweight, anti-ballistic material, G-Lam(TM). G-Lam is a nanofiber derived material created with a complex consolidation process. The material has superior tensile performance and remarkable impact energy absorbing properties. G-Lam is infinitely scalable, making it suitable for a broad range of characterized threats and, because it is moldable, G-Lam is suitable for a wide array of applications. These applications include anti-ballistic building materials, shaped body armor, vehicle and aircraft protective panels, shelters, fuel tanks, cargo containers and munitions cases. The complex nanofibers developed for G-Lam provided the basis for a variety of other unique exotic materials that are widening our proprietary materials base.

         Our products, some of which are still being developed, include the following:

         o airborne pathogen air filter and purification systems using nanofiber filter mediums for use in commercial, industrial and airborne applications;

         o micro-wire 3 dimensional products for breach barriers, rapidly deployable passive restraint systems, and non-lethal weapons;

         o nanomaterials, for lightweight armor systems, air and water filtration, and various other applications; and

         o blast mitigation and containment materials for defense, commercial, and industrial application.

         On May 29, 2003, our Board of Directors and our majority stockholder consented to amend our Certificate of Incorporation to change our name to US Global Nanospace, Inc.

         Our principal executive offices are located at 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706. Our telephone number is (775) 841-3246. Our website can be found at http://www.usglobalaero.com. The information included on our website is not a part of this prospectus.

                                  RISK FACTORS

         AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, ALONG WITH THE OTHER MATTERS REFERRED TO IN THIS PROSPECTUS, INCLUDING OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED INTO THIS PROSPECTUS BY REFERENCE, BEFORE YOU DECIDE TO ACQUIRE OUR SECURITIES. IF YOU DECIDE TO ACQUIRE OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

RISKS ASSOCIATED WITH OUR BUSINESS

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE HAD NO OPERATIONS TO DATE, THEREFORE YOU HAVE NO BASIS ON WHICH TO DETERMINE IF OUR BUSINESS CAN BE SUCCESSFUL. IF WE ARE NOT SUCCESSFUL, YOUR SECURITIES MAY BECOME WORTHLESS.

         Current management acquired control of USNA on May 17, 2002. We are a development stage company and, to date, we have had no operations. During the fiscal year ended March 31, 2003 we had a net loss of $7,046,303. Our auditor, Grant Thornton LLP, has issued a "going concern" opinion for our financial statements at March 31 2003. In that opinion and in the notes to the financial statements, the auditor noted that we have generated no revenues and that attainment of profitable operations is dependent upon obtaining adequate financing to fulfill our development activities. These factors raise substantial doubt about our ability to continue as a going concern. Because we have no operating history, you will have no basis upon which to accurately forecast our future operations, including sales, or to judge our ability to develop our business. If we are unsuccessful in developing our products, your securities may become worthless.

OUR PRODUCTS ARE STILL BEING DEVELOPED AND, AS YET, THEY ARE UNPROVEN, THEREFORE WE CANNOT ASSURE YOU THAT WE WILL BE SUCCESSFUL. IF WE ARE NOT SUCCESSFUL, THE SECURITIES YOU ACQUIRE MAY BECOME WORTHLESS.

         Our current business model depends on generating revenue through sales of our products. These products are in varying stages of development and testing. Our products have not been proven. If we cannot successfully develop and prove our products, we may not become profitable and the securities you acquire may become worthless.

THE SUCCESS OF OUR BUSINESS REQUIRES CONTINUED FUNDING. IF WE DO NOT RECEIVE ADEQUATE FUNDING, THE SECURITIES YOU ACQUIRE MAY BECOME WORTHLESS.

         Our ability to continue in existence and to develop our business depends upon our ability to obtain funding for our operations. Thus far, we have relied primarily on loans to meet our operating expenses. If we do not receive adequate funding, it is unlikely that we could continue our business, in which case you would lose your entire investment.

THE SUCCESS OF OUR BUSINESS REQUIRES ACCEPTANCE OF OUR PRODUCTS IN THE MARKETPLACE. IF A DEMAND FOR OUR PRODUCTS DOES NOT DEVELOP, OUR BUSINESS WILL BE UNSUCCESSFUL AND YOU MAY LOSE YOUR ENTIRE INVESTMENT.

         Our ability to grow and sustain our business is dependent upon our ability to gain significant acceptance of our products in the marketplace. Currently our products are being developed for the military and homeland security markets. Without significant marketplace acceptance, we will not be able to achieve and sustain profitable operations and your securities may decline in value.

WE ARE SUBJECT TO THE RISKS AND UNCERTAINTIES INHERENT IN NEW BUSINESSES. OUR FAILURE TO PLAN OR FORECAST ACCURATELY COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR DEVELOPMENT, WHICH MAY CAUSE THE VALUE OF YOUR SECURITIES TO DECLINE SUBSTANTIALLY OR BECOME WORTHLESS.

         We are subject to the risks and uncertainties inherent in new businesses, including the following:

o Our projected capital needs may be inaccurate, and we may not have enough money to develop our products and bring them to market;

o We may experience unanticipated development or marketing expenses, which may make it more difficult to develop our products and bring them to market;

o Even if we are able to develop our products and bring them to market, we may not earn enough revenue from the sales of our products to cover the costs of operating our business.

         If, because of our failure to plan or project accurately, we are unsuccessful in our efforts to develop our products or if the products we provide do not produce revenues as we project, we are not likely to ever become profitable and we may be required to curtail some or all of our operations. In that event, the value of your investment could decline substantially or become worthless.

WE WILL CONTINUE TO NEED MONEY TO FUND FUTURE OPERATIONS, AND WE ARE NOT SURE WE CAN OBTAIN ADDITIONAL FINANCING. IF WE DO NOT RECEIVE ADEQUATE FINANCING WE WOULD BE UNABLE TO CONTINUE OUR OPERATIONS AND YOUR SECURITIES WOULD BECOME WORTHLESS.

         Our capital requirements, particularly as they relate to product research and development, have been and will continue to be significant. For the fiscal year ended March 31, 2003 our research and development expenses totaled $1,627,662 and we had an operating loss of $7,521,654. Our future cash requirements and the adequacy of available funds will depend on many factors, including the pace at which we are able to launch our products, whether or not a market develops for our products and, if a market develops, the pace at which it develops, and the pace at which the technology involved in making our products changes.

         To date, we have funded our operations through loans in the amount of $1,650,000 from a bank and loans in the amount of $1,280,000 from unrelated third parties and an existing shareholder. During the next 12 months, if we fail to earn revenues in an amount sufficient to fund our operations, we intend to raise capital through an offering of our securities or from additional loans. We cannot guarantee that financing will be available to us on acceptable terms or at all. If we do not earn revenues sufficient to support our business and we fail to obtain other financing, either through an offering of our securities or by obtaining additional loans, we may be unable to maintain our operations. If we were not able to continue our operations, your securities would become worthless.

WE ARE DEPENDENT FOR OUR SUCCESS ON OUR CHIEF EXECUTIVE OFFICER, MR. JOHN ROBINSON. THE LOSS OF MR. ROBINSON'S SERVICES WOULD HAVE AN ADVERSE EFFECT ON OUR OPERATIONS, AND ON THE VALUE OF YOUR SECURITIES.

         Our future success will depend, to a significant degree, on the continued services of our Chief Executive Officer, Mr. John Robinson. We do not have, and currently we do not intend to acquire, key-man life insurance on the life of Mr. Robinson. The loss of Mr. Robinson's services would have a material adverse effect on our business and operations and would adversely effect the value of your securities.

OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE NEGATIVELY IMPACTED IF DEMAND FOR OUR PRODUCTS IS LESS THAN WE ANTICIPATE OR IF WE FAIL TO HIRE QUALIFIED EMPLOYEES. AS A RESULT, THE VALUE OF YOUR SECURITIES MAY DECLINE.

         Our growth depends on our ability to successfully develop and market our products. The development and marketing of our products is dependent on a number of factors, including our ability to:

o        recruit and maintain a base of qualified scientists and engineers;

o        initiate, develop and sustain corporate and government relationships;

o attract, hire, integrate and retain qualified sales and sales support employees; and

o        accurately assess the demands of the market.

         Demand for our products might be less than we anticipate, or we may not be successful in recruiting and maintaining the personnel we need to develop and sell our products. In either case, our business, operating results and financial condition could be negatively impacted and the value of your securities may decline.
                                        4

WE ARE DEPENDENT ON PROPRIETARY TECHNOLOGY, WHICH WE MAY NOT BE ABLE TO ADEQUATELY PROTECT. ADDITIONALLY, THIRD PARTIES MAY ALLEGE THAT WE INFRINGE ON THEIR INTELLECTUAL PROPERTY. IF WE WERE TO BECOME INVOLVED IN LITIGATION, IT WOULD BE COSTLY AND WOULD DIVERT MANAGEMENT'S ATTENTION FROM OUR BUSINESS OPERATIONS. THIS COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND ON THE VALUE OF YOUR SECURITIES.

         We rely on a combination of trade secret and patent laws, nondisclosure and other contractual and technical measures to protect our proprietary rights in our products. However, we cannot assure you that these provisions will be adequate to protect our proprietary rights. In addition, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States.

         Furthermore, although we believe that our intellectual property rights do not infringe upon the proprietary rights of third parties, a competitor may claim that we have infringed on its products.

         Any litigation relating to our intellectual property could result in substantial expense to us and result in significantly diverting our technical and management personnel from their routine activities. This could have an adverse effect on our business and operations and the value of your securities.

RISKS ASSOCIATED WITH OWNERSHIP OF OUR SECURITIES

WE HAVE NOT PAID CASH DIVIDENDS AND IT IS UNLIKELY THAT WE WILL PAY CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We plan to use all of our earnings, to the extent we have earnings, to fund our operations. We do not plan to pay any cash dividends in the foreseeable future. We cannot guarantee that we will, at any time, generate sufficient surplus cash that would be available for distribution as a dividend to the holders of our common stock. You should not expect to receive cash dividends on our common stock.

WE HAVE THE ABILITY TO ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK WITHOUT ASKING FOR SHAREHOLDER APPROVAL, WHICH COULD CAUSE YOUR INVESTMENT TO BE DILUTED.

         Our Articles of Incorporation currently authorize our Board of Directors to issue up to 100,000,000 shares of common stock. The power of the Board of Directors to issue shares of common stock or warrants or options to purchase shares of common stock is generally not subject to shareholder approval. Accordingly, any additional issuance of our common stock may have the effect of further diluting your investment.

WE MAY RAISE ADDITIONAL CAPITAL THROUGH A SECURITIES OFFERING THAT COULD DILUTE YOUR OWNERSHIP INTEREST.

         We require substantial working capital to fund our business. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the holders of our common stock. The issuance of additional common stock or securities convertible into common stock by our management will also have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

A MAJORITY OF OUR CAPITAL STOCK IS OWNED BY OUR EXECUTIVE OFFICERS AND DIRECTORS, WHICH WILL ALLOW THEM TO CONTROL THE OUTCOME OF MATTERS SUBMITTED TO OUR SHAREHOLDERS FOR VOTE.

         As of the date of this prospectus, management owns the majority of our issued and outstanding shares of capital stock. Because management owns a majority of the capital stock, management will retain the ability to elect a majority of the Board of Directors, and thereby control our management. Although they are under no obligation to do so, if our executive officers and directors (and their affiliates) were to vote together, they would also have the ability to control the outcome of corporate actions requiring shareholder approval, including mergers and other changes of corporate control, going private transactions, and other extraordinary transactions. This concentration of ownership may have the effect of delaying or preventing a change of control, even if a change of control would benefit shareholders.

THERE IS NO ACTIVE PUBLIC MARKET FOR OUR SECURITIES, SO YOU MAY NOT BE ABLE TO LIQUIDATE YOUR SECURITIES IF YOU NEED MONEY.

         Trading of our common stock is sporadic. It is not likely that an active market for our common stock will develop or be sustained soon. You may not be able to liquidate our securities if you need money.

WE ARE SUBJECT TO THE PENNY STOCK RULES AND THESE RULES MAY ADVERSELY AFFECT TRADING IN OUR COMMON STOCK.

         Our common stock is a "low-priced" security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer's duties in selling the stock, the customer's rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer's financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

                                 USE OF PROCEEDS

         We will not receive any of the proceeds from this offering. If any of the selling shareholders were to exercise an option to acquire the common stock sold pursuant to this resale prospectus, we would receive the option exercise price. As of the date of this prospectus, no options have been granted pursuant to the US Global Aerospace, Inc. 2002 Amended and Restated Stock Plan, however, in the future, we may grant options from this plan.

                  SELLING SHAREHOLDERS AND PLAN OF DISTRIBUTION

         All of the common stock registered for sale under this prospectus will be owned prior to the offer and sale of such shares by our current or former employees, officers, directors, consultants and/or advisors (the "selling shareholders"). All of the shares owned by the selling shareholders were acquired by them pursuant to the US Global Aerospace, Inc. 2002 Amended and Restated Stock Plan. The names of the selling shareholders are set forth below.

         We are registering the common stock covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interests. We will pay the costs and fees of registering the common shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the common stock.

         The selling shareholders may sell their common stock by means of this prospectus and any applicable prospectus supplement or they may decide to sell them by other means, including pursuant to Rule 144, however they are not obligated to sell their common stock at all. The selling shareholders may sell their common stock from time to time in one or more types of transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through put or call option transactions relating to the common stock, through short sales of common stock, or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such market prices, at negotiated prices, or at fixed prices. The selling shareholders may sell their common stock directly to purchasers, in private transactions, or through agents, underwriters or broker-dealers. The selling shareholders will pay any applicable underwriting discounts, selling commissions and transfer taxes. We will pay all other expenses incident to the registration of the common stock. The selling shareholders and any broker-dealers, agents or underwriters that participate in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commission received by them and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Additional information related to the selling shareholders and the plan of distribution may be provided in one or more supplemental prospectuses.

            The following table sets forth the names of the selling shareholders who may sell their shares pursuant to this prospectus. The selling shareholders have, or within the past three years have had, positions, offices or other material relationships with us or with our predecessors or affiliates. The following table also sets forth certain information as of the date of this prospectus, to the best of our knowledge, regarding the ownership of our common stock by the selling shareholders and as adjusted to give effect to the sale of all the common stock offered by the selling shareholders pursuant to this prospectus.

                                   SHARES              SHARES                SHARES            PERCENTAGE
          SELLING              HELD BEFORE THE          BEING            HELD AFTER THE     OWNED AFTER THE
        SHAREHOLDER               OFFERING             OFFERED              OFFERING            OFFERING
Julie Seaman
Director, Principal
Financial Officer                 1,572,437            72,437              1,500,000             1.84%
John Robinson
Director, Chief Executive
Officer                          47,500,000           1,000,000            46,500,000            56.96%

           TOTAL                 49,072,437           1,072,437            48,000,000            59.80%

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

         Erick E. Richardson is the majority shareholder of Richardson & Patel LLP. Richardson & Patel LLP has given an opinion regarding certain legal matters in connection with this offering of our securities. Mr. Richardson has accepted our common stock in exchange for services rendered to us in the past and, although he is under no obligation to do so, he may continue to accept our common stock for services rendered by him through Richardson & Patel LLP. As of the date of this prospectus, Richardson & Patel LLP and Erick E. Richardson collectively own 295,667 shares of our common stock.

                       WHERE YOU CAN FIND MORE INFORMATION

          This prospectus is part of a Registration Statement on Form S-8 that we filed with the Securities and Exchange Commission (the "SEC"). We omitted certain information in the Registration Statement from this prospectus in accordance with the rules of the SEC.

We file our annual, quarterly and special reports, proxy statements and other information with the SEC. You can inspect and copy the Registration Statement as well as reports, proxy statements and other information we have filed with the SEC at the public reference room maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain copies from the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 if you pay certain fees. You can call the SEC at 1-800-732-0330 for further information about the operation of the Public Reference Room. We are also required to file electronic versions of these documents with the SEC, which may be accessed through the SEC's World Wide Web site at http://www.sec.gov.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate by reference" certain of our publicly-filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

          The following documents filed with the SEC are incorporated by reference into this prospectus:

         (i) our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2003 that we filed on July 11, 2003 and Amendment No. 1 to our Annual Report on Form 10-KSB that we filed on July 15, 2003; and

         (ii) an Information Statement filed on June 20, 2003.

          All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed documents which is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or the prospectus supplement.

          We will provide without charge to you, on written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents, except for exhibits that are incorporated by reference). You should direct any requests for documents to Mr. John Robinson, 2533 North Carson Street, Suite 5107, Carson City, Nevada 89706, telephone (775)-841-3246.

                           FORWARD LOOKING STATEMENTS

          Except for the historical information contained herein, the discussion in this prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed herein. Important factors that could cause, in whole or in part, actual results to differ materially from those in the forward-looking statements include, but are not limited to, those discussed in the section entitled "Risk Factors" as well as those discussed elsewhere in this prospectus and in any documents incorporated herein by reference.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation includes a provision that eliminates the personal liability of each of our directors for monetary damages for breach of such director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to us or our stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

         In addition, our Certificate of Incorporation and our Bylaws provide that we must, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, indemnify our directors, officers and employees, and persons serving, at our request, in such capacities in other business enterprises including, for example, our subsidiaries, including those circumstances in which indemnification would otherwise be discretionary.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us for expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of

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appropriate jurisdiction the question whether our indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue by the court.
















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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 3 to S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carson City, State of Nevada on the 29th day of July 2003.

                            US GLOBAL AEROSPACE, INC.



                                  By:  /s/ John Robinson
                                     -----------------------------------------
                                        John Robinson, Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

July 29, 2003
                                            /s/ John Robinson
                                            ---------------------------------
                                            John Robinson, Director and Chief
                                            Executive Officer


July 29, 2003
                                            /S/ Julie Seaman
                                            ---------------------------------
                                            Julie Seaman, Director and Principal
                                            Financial Officer



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